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                                                                   EXHIBIT 2.4

                                                                     No. W-___

                          PERMA-TUNE ELECTRONICS, INC.
                             (A TEXAS CORPORATION)

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                              WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK

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         THIS CERTIFIES THAT, for value received, _________________, or registered assigns ("Holder") is entitled to purchase, subject to the conditions set forth below, at any time or from time to time during the Exercise Period (as defined in subsection 1.3 below) ______ shares ("Shares") of fully paid and non-assessable Common Stock, $.001 par value ("Common Stock"), of Perma-Tune Electronics, Inc., a Texas corporation (the "Company"), at the per share purchase price (the "Warrant Price") set forth in subsection 1.2, subject to the further provisions of this Warrant.

1.  EXERCISE OF WARRANT

         The terms and conditions upon which this Warrant may be exercised, and the Common Stock covered hereby may be purchased, are as follows:

         1.1 ISSUANCE. This Warrant is being issued in connection with the offering by the Company of 125,000 Units, each Unit consisting of one share of Common Stock and Warrants to purchase three shares of common stock, pursuant to the provisions of Rule 504 of Regulation D under the Securities Act of 1933, as amended (the "Act"). The Holder named above has purchased Units in such offering and this Warrant is described in the Offering Circular of the Company dated December 8, 1997.

         1.2 WARRANT PRICE. The Warrant Price shall be equal to $2.00 per Share, subject to adjustment as provided in Section 4 below.

         1.3  METHOD OF EXERCISE.  Subject to the provisions of subsection
1.1 above, the Holder of this Warrant, may on only one occasion, at any time prior to December 31, 1999, unless extended by the Company in its sole discretion (the "Exercise Period"), exercise in whole or in part the purchase rights evidenced by this Warrant. Such exercise shall be effected by:

              (a) the surrender of the Warrant, together with a duly executed copy of the form of Subscription attached hereto, to the Warrant Agent for the Company at its principal offices; and

              (b) the payment to the Company, by certified check or bank draft payable to its order, of an amount equal to the aggregate Warrant Price for the number of Shares for which the


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purchase rights hereunder are being exercised.

         1.4 SATISFACTION OF REQUIREMENTS OF SECURITIES ACT OF 1933. Each and every exercise of this Warrant is contingent upon the Company's satisfaction that the issuance of Common Stock upon the exercise is exempt from the requirements of the Act and all applicable state securities laws. The Holder of this Warrant agrees to execute any and all documents deemed necessary by the Company to effect the exercise of this Warrant.

         1.5 ISSUANCE OF SHARES. In the event the purchase rights evidenced by this Warrant are exercised in whole or in part, one or more certificates for the purchased Shares shall be issued as soon as practicable thereafter to the person exercising such rights. In the event of a partial exercise, such Holder will not have the right to purchase any additional Shares pursuant to this Warrant.

2.  TRANSFERS

         2.1 TRANSFERS. Subject to Section 7 hereof, this Warrant and all rights hereunder are transferable in whole or in part by the Holder. Such transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Warrant Agent for the Company at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer and shall only be effective with respect to the Company upon such recordation.

         2.2 REGISTERED HOLDER. Each Holder agrees that until such time as any transfer pursuant to subsection 2.1 is recorded on the books of the Company, the Company may treat the registered Holder of this Warrant as the absolute owner; provided that nothing herein affects any requirement that transfer of any Warrant or share of Common Stock issued or issuable upon the exercise thereof be subject to securities law compliance.

         2.3 FORM OF NEW WARRANTS. All Warrants issued in connection with transfers of this Warrant shall bear the same date as this Warrant and shall be substantially identical in form and provision to this Warrant.

3.  FRACTIONAL SHARES

         Notwithstanding that the number of Shares purchasable upon the exercise of this Warrant may have been adjusted pursuant to the terms hereof, the Company shall nonetheless not be required to issue fractions of Shares upon exercise of this Warrant or to distribute certificates that evidence fractional shares nor shall the Company be required to make any cash payments in lieu thereof upon exercise of this Warrant. Holder hereby waives any right to receive fractional Shares.


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4.  ANTI-DILUTION PROVISIONS

         4.1 STOCK SPLITS AND COMBINATIONS. If the Company shall at any time subdivide or combine its outstanding shares of Common Stock, this Warrant shall, after that subdivision or combination evidence the right to purchase the number of shares of Common Stock that would have been issuable as a result of that change with respect to the Shares of Common Stock which were purchasable under this Warrant immediately before that subdivision or combination. If the Company shall at any time subdivide the outstanding shares of Common Stock, the Warrant Price then in effect immediately before that subdivision shall be proportionately decreased, and, if the Company shall at any time combine its outstanding shares of Common Stock, the Warrant Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this section shall become effective at the close of business on the date the subdivision or combination becomes effective.

         4.2 RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Holder of this Warrant shall, on its exercise, be entitled to purchase for the same aggregate consideration, in lieu of the Common Stock which the Holder would have become entitled to purchase but for change, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to purchase by the Holder on exercise of this Warrant immediately before that change.

         4.3 REORGANIZATION, MERGERS, CONSOLIDATIONS, OR SALE OF ASSETS. If at any time there shall be a capital reorganization of the Company's Common Stock (other than a combination, reclassification, exchange, or subdivision of shares provided for elsewhere above) or merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Warrant Price then in effect, the number of shares of Common Stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled in such capital reorganization, merger, or consolidation or sale if this Warrant had been exercised immediately before that capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment


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(as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the reorganization, merger, consolidation, or sale to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and the number of Shares purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant. The Company shall, within thirty (30) days after making such adjustment, give written notice (by first class mail, postage prepaid) to the registered
Holder of this Warrant at the address of that Holder shown on the Company's books. That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated and specify the Warrant Price then in effect after the adjustment and the increased or decreased number of Shares purchasable upon exercise of this Warrant. When appropriate, that notice may be given in advance and include as part of the notice required under other provisions of this Warrant.

         4.4 RESERVATION OF STOCK ISSUABLE UPON EXERCISE. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the exercise of this Warrant such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant and if at any time the number of authorized by unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, in addition to such other remedies as shall be available to the holder of this Warrant, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

5.  RIGHTS PRIOR TO EXERCISE OF WARRANT

         This Warrant does not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to receive dividends or other distributions, to exercise any preemptive rights, to vote, or to consent or to receive notice as a stockholder of the Company. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following events shall occur:

              (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a regular cash dividend) to the holders of its shares of Common Stock; or


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              (b)  the Company shall offer to the holders of its shares of
Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof; or

              (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets, and business as an entirety) shall be proposed and action by the Company with respect thereto has been approved by the Company's Board of Directors, then in any one or more of said events the Company shall give notice in writing of each such event to the Holder at his last address as it shall appear on the Company's records at least twenty (20) days' prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividends, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date of closing the transfer books, as the case may be. Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up. Each person in whose name any certificate for Shares of Common Stock is to be issued shall for all purposed be deemed to have become the holder of record of such Shares on the date on which the instrument was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such stock certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares of Common Stock at the close of business on the next succeeding date on which the stock transfer books are open.

6.  SUCCESSORS AND ASSIGNS

         The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder thereof and their respective successors and permitted assigns.

7.  REDEMPTION OF WARRANT

         The Company may redeem this Warrant at any time prior to its exercise upon thirty (30) days written notice to the Holder (the "Redemption Notice Period") if the Common Stock of the Company shall trade in any public market at a reported closing bid price or trade price at or above $2.50 for at least ten (10) consecutive days. The redemption price shall be $.05 per Share and shall be payable to the Holder within thirty (30) days following the termination of such thirty (30) day period. This Warrant shall be exercisable until 5:00 p.m. on the thirtieth day


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of the Redemption Notice Period.

8.  WARRANT AGENT

         The Warrant Agent for the Company is Pacific Stock Transfer Company, whose principal office is 3690 South Eastern Avenue, Suite 218, Las Vegas, Nevada 89109.

9.  LOSS OR MUTILATION

         Upon receipt by the Company of satisfactory evidence of the ownership of and the loss, theft, destruction, or mutilation of any Warrant, and (i) in the case of loss, theft, or destruction, upon receipt by the Company of indemnity satisfactory to it, or (ii) in the case of mutilation, upon receipt of such Warrant and upon surrender and cancellation of such Warrant, the Company shall execute and deliver in lieu thereof a new Warrant representing the right to purchase an equal number of Shares of Common Stock.

10.  NOTICES

         All notices, requests, demands and other communications under this Warrant shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows: if to the Holder, at his address as shown in the Company records; and if to the Company or the transfer agent, at the principal office of such party. Any party may change its address for purposes of this subsection by giving the other party written notice of the new address in the manner set forth above.

11.  GOVERNING LAW

         This Warrant and any dispute, disagreement or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Texas without regard to conflicts of law.

         Dated: _____________

                                             PERMA-TUNE ELECTRONICS, INC.



                                             ____________________________
                                             Lonnie Lenarduzzi, President


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                                SUBSCRIPTION



PERMA-TUNE ELECTRONICS, INC.
111 South Birmingham Street
Wylie, Texas 75092


Gentlemen:

         The undersigned, _________________, hereby elects to purchase, pursuant to the provisions of the foregoing Warrant held by the undersigned, _______ shares of the Common Stock ("Common Stock") of Perma-Tune
Electronics, Inc.

         Payment of the purchase price per Share required under such Warrant accompanies this subscription.

         The undersigned hereby represents and warrants that the undersigned understands the speculative nature of an investment in the Common Stock and is willing to accept the risks involved in such investment.

         Dated: __________________


         Signature:__________________________

                                    Address:__________________________

                                            __________________________


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